EXHIBIT 23.2


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Ten Industrial Way East, Ste 2, Eatontown, NJ 07724 (732) 544-8111
Fax (732) 544-8788 E-Mail: tax@wgpc.net

                                                Wiener, Goodman
                                              -----------------

                                                   & Company, P.C.
                                                   =============================
                                                   Certified Public Accountants
                                                           & Consultants

                                                                Joel Wiener, CPA
                                                             Gerald Goodman, CPA

Memberships
    SEC Practice Section of AICPA
    PCPS of AICPA
    American Institute of CPA
    New Jersey Society of CPA

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of Email Emissary, Inc.

We hereby consent to the incorporation by reference, in this amendment No. 3 to the Registration Statement on Form SB-2 of BigString Corporation (registration no. 333-127923), of our report dated November 22, 2005, relating to the financial statements of Email Emissary, Inc. (a development stage company) for the period January 1, 2004 through July 16, 2004, the period August 7, 2003 (date of formation) through December 31, 2003 and the period August 7, 2003 (date of formation) through July 16, 2004, and to the use of our name as it appears under the caption "Experts."


/s/ Wiener, Goodman & Company, P.C.
-----------------------------------
Wiener, Goodman & Company, P.C.
Certified Public Accountants

December 28, 2005